UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2023 (April 24, 2023)

GeneDx Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-39482	85-1966622
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower			06902
Stamford,	Connecticut
(Address of Principal Executive Offices)			(Zip Code)
(800) 298-6470
Registrant's telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WGS	The Nasdaq Global Select Market
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	WGSWW	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.03 Material Modification of Rights of Security Holders.

As previously announced in the Current Report on Form 8-K filed on April 17, 2023, at a Special Meeting of Stockholders held on April 14, 2023, the stockholders of GeneDx Holdings Corp., a Delaware corporation (the “Company”), approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the issued and outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a ratio ranging from 1-for-10 and 1-for-50, with the exact ratio to be set within that range by the Company’s board of directors (the “Board”). On April 24, 2023, the Board approved the reverse stock split at a ratio of 1-for-33 (the “Reverse Stock Split”). On April 28, 2023, the Company filed a Certificate of Amendment (the “Reverse Stock Split Certificate of Amendment”) to the Charter with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective as of May 4, 2023.

As a result of the Reverse Stock Split, every 33 shares of Class A Common Stock will be automatically reclassified and converted into one issued and outstanding share of Class A Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. In connection with the Reverse Stock Split, the CUSIP numbers for the Company’s Class A Common Stock will change to 81663L 200 and for the Company’s public warrants to 81663L 127.

On April 26, 2023, the Company’s Class A Common Stock will begin trading on the Nasdaq Global Select Market on a reverse stock split-adjusted basis. The trading symbol of “WGS” will not change as result of the Reverse Stock Split.

The foregoing summary of the terms of the Reverse Stock Split Certificate of Amendment and the Reverse Stock Split does not purport to be a complete, and is qualified in its entirety by reference to the Reverse Stock Split Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2023, Rachel Sherman and Dennis Charney notified the Board that they will not stand for re-election as directors of the Company at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and will continue to serve as directors of the Company until the 2023 Annual Meeting. There are no disagreements between Dr. Sherman or Dr. Charney and the Company.

Item 5.03 Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report is incorporated by reference herein.

Item 8.01 Other Events.

The Company has instructed Continental Stock Transfer and Trust Company to send a notice to holders of the Company’s outstanding public warrants and private placement warrants issued pursuant to that certain Warrant Agreement between the Company and Continental Stock & Transfer Company, as warrant agent, dated September 1, 2020, informing them of certain adjustments resulting from the Reverse Stock Split. A copy of such notice is attached at Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of GeneDx Holdings Corp.
99.1	Form of Notice to Warrant Holders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneDx Holdings Corp.

Date:	April 28, 2023	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer